[BARON ENERGY, INC. LOGO]

BARON ENERGY, INC.

FOR IMMEDIATE RELEASE

                  BARON ENERGY, INC. CEO ACQUIRES COMMON STOCK

NEW BRAUNFELS, Texas, September 22, 2010 (GLOBE NEWSWIRE) -- Baron Energy, Inc. (OTCBB:BROE) ("Baron" or the "Company"), an independent oil and gas company, today announced that its President and CEO, Ronnie L. Steinocher, has acquired 420,168 shares of stock in the Company in a private transaction.

ABOUT BARON ENERGY

Baron Energy, Inc. (OTCBB:BROE) is an independent oil and gas production, exploitation, and exploration company headquartered in New Braunfels, Texas with producing assets in the prolific oil producing Permian Basin of West Texas.

Baron owns production that is 99% oil, both operated and non-operated, with working interest ranging from 5% to 100% in oil and gas fields located in Baylor, Borden, Garza, Jones, Runnels, Scurry and Taylor Counties, Texas.

Baron's growth strategy centers on making accretive property acquisitions in its core operating area. The Company targets properties that have oil production with upside developmental potential.

For more information, please visit www.baronenergy.com

Forward-Looking Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "potential," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Baron Energy, Inc. (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company's Annual Report on Form 10-K filed on October 29th, 2009. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Baron Energy, Inc.
         Investor Contact:
         Brad Holmes
         (713) 654-4009
         b_holmes@att.net